EXHIBIT 10.43

Loan No. 104470

SECOND MODIFICATION AGREEMENT

Secured Loan

THIS SECOND MODIFICATION AGREEMENT (“Agreement”) dated October 13, 2009 is entered into by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and NEW TPG-FOUR POINTS, L.P., a Texas limited partnership (“Borrower”).

R E C I T A L S

A.	Pursuant to the terms of a Construction Loan Agreement between Borrower and Lender dated June 11, 2007 (as amended, the “Loan Agreement”), as amended by the Modification Agreement, dated June 23, 2009, Lender made a loan to Borrower in the principal amount of Forty-Two Million Six Hundred Seventy Thousand Dollars ($42,670,000) (the “Loan”). The Loan is evidenced by a Promissory Note dated as of the date of the Loan Agreement, executed by Borrower in favor of Lender, in the principal amount of the Loan (the “Note”), and is further evidenced by the documents described in the Loan Agreement as “Loan Documents”. The Note is secured by, among other things, a Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (as amended, the “Deed of Trust”) dated June 11, 2007, executed by Borrower, as Grantor, to Stephen Prinz, as Trustee, in favor of Lender, as Beneficiary. The Deed of Trust was recorded June 13, 2007, as Instrument or Document No. 2007108252, in the Official Public Records of Travis County, Texas, and amended by the Memorandum of Modification Agreement Amending Deed of Trust, dated June 23, 2009, and recorded June 30, 2009, as Instrument or Document No. 2009109233, in the Official Public Records of Travis County, Texas.

B.	As of the date hereof, the outstanding principal balance of the Loan is $29,668,591.31 and the undisbursed commitment amount is $10,776,408.69.

C.	The Note, Deed of Trust, Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents”, together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents”. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

D.	By this Agreement, Borrower and Lender intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower and Lender agree as follows:

1.	CONDITIONS PRECEDENT. The following are conditions precedent to Lender’s obligations under this Agreement:

1.1	Receipt and approval by Lender of the standard Texas promulgated form of Mortgage Policy of Title Insurance from Chicago Title Insurance Company, together with any endorsements which Lender may require, insuring Lender, in the principal amount of $40,445,000, of the validity and the priority of the lien of the Amended Deed of Trust (as hereinafter defined) upon the Property, subject only to matters approved by Lender in writing;

1.2	Receipt by Lender of the executed originals of this Agreement, the Amended and Restated Promissory Note Secured by Deed of Trust, which note amends, restates and replaces the Note (the “Amended Note), the Amended and Restated Deed of Trust with Absolute Assignment of Leases and Rent, Security Agreement and Fixture Filing, which deed of trust amends, restates and replaces the Deed of Trust (the “Amended Deed of Trust”), the Reaffirmation and Second Amendment of Repayment and Completion Guaranty by Thomas Properties Group, Inc., the Reaffirmation and Second Amendment of Repayment and Completion Guaranty by Thomas Properties Group, L.P., the Reaffirmation and Amendment of Hazardous Materials Indemnity by Thomas Properties Group, Inc., the Reaffirmation and Amendment of Hazardous Materials Indemnity by Thomas Properties Group, L.P., and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Lender;

1.3	Recordation in the Official Public Records of the County where the Property is located of (i) the Amended Deed of Trust, and (ii) any other documents (if any) which are required to be recorded by this Agreement or by any other Loan Document;

1.4	Reimbursement to Lender by Borrower of Lender’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Lender’s employees or agents or by independent contractors, an Internal Administrative Expense Fee in the amount of $2,500, and an Appraisal Fee in the amount of $29,400 and an Environmental Fee in the amount of $1,500;

1.5	The representations and warranties contained in this Agreement are true and correct;

1.6	All payments due and owing to Lender under the Loan Documents have been paid current as of the effective date of this Agreement;

1.7	The payment to Lender of an extension fee in the amount of $326,950.

2.	INCORPORATION OF RECITALS; EFFECTIVE DATE. The foregoing recitals are incorporated herein as an agreement of Borrower and Lender. The date of this Agreement is for reference purposes only. The effective date of Borrower’s and Lender’s obligations under this Agreement is the date of recordation of the Amended Deed of Trust in the Official Public Records of Travis County, Texas (the “Effective Date”).

3.	REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that no Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents are true and correct, which representations and warranties shall survive execution of this Agreement.

4.	MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:

4.1	Defined Terms. Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)	Adjusted Net Operating Income. A new defined term “Adjusted Net Operating Income” is hereby added to the Loan Agreement as follows:

“Adjusted Net Operating Income” means Net Operating Income; provided, however, that for purposes of calculating Permitted Operating Expenses, taxes and insurance premiums shall be annualized, rather than allocated only to the time period within which such items are actually paid.

(b)	Appraised Land Ratio. A new defined term “Appraised Land Ratio” is hereby added to the Loan Agreement as follows:

“Appraised Land Ratio” means the Land Loan Allocation, as of the date of determination, as a percentage of the “as-is” bulk value of the Undeveloped Property.

(c)	Equity Contribution. A new defined term “Equity Contribution” is hereby added to the Loan Agreement as follows:

“Equity Contribution” has the meaning given to such term in Section 2.14.

(d)	First Extended Maturity Date. The defined term “First Extended Maturity Date” is hereby deleted and replaced in its entirety with the following:

“First Extended Maturity Date” means July 31, 2013.

(e)	First Extension Appraised Value. A new defined term “First Extension Appraised Value” is hereby added as follows:

“First Extension Appraised Value” means the sum of (i) the then-current appraised “as-stabilized” value of the Office Parcel (including the improvements located thereon), (ii) the then-current appraised “as-is” value of any other improved real property encumbered by the lien of the Deed of Trust and (iii) the then-current appraised “as-is” bulk value of any unimproved land encumbered by the Deed of Trust.

(f)	Land Loan Allocation. A new defined term “Land Loan Allocation” is hereby added to the Loan Agreement as follows:

“Land Loan Allocation” means, as of the date of determination, an amount equal to $5,100,000 minus the sum of all Release Prices paid to Lender in accordance with Section 2.10.

(g)	Loan. The defined term “Loan” is hereby deleted and replaced in its entirety with the following:

“Loan” means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: Forty Million Four Hundred Forty-Five Thousand Dollars ($40,445,000).

(h)	Loan-to-Value Ratio. A new defined term “Loan-to-Value Ratio” is hereby added as follows:

“Loan-to-Value Ratio” means the commitment amount of the Loan, as of the date of determination, as a percentage of the value of the Property and Improvements then remaining encumbered by the Deed of Trust.

(i)	Maturity Date. The defined term “Maturity Date” is hereby deleted and replaced in its entirety with the following:

“Maturity Date” means the Original Maturity Date, First Extended Maturity Date, or the Second Extended Maturity Date, as applicable.

(j)	New TPG Loan Documents. The defined term “New TPG Loan Documents” is hereby deleted in its entirety as are all references thereto in the Loan Documents.

(k)	Office Buildings. A new defined term “Office Buildings” is hereby added as follows:

“Office Buildings” means the two office buildings, containing approximately 191,982 square feet, in the aggregate, which have been constructed by Borrower on the Property.

(l)	Office Parcel. A new defined term “Office Parcel” is hereby added as follows:

“Office Parcel” means the portion of the Property on which the Office Buildings are located.

(m)	Original Maturity Date. The defined term “Original Maturity Date” is hereby deleted and replaced in its entirety with the following:

“Original Maturity Date” means July 31, 2012.

(n)	Other Note and Other Deed of Trust. The defined terms “Other Note” and “Other Deed of Trust” are hereby deleted in their entirety as are all references thereto in the Loan Documents.

(o)	Release Price. A new defined term “Release Price” is hereby added as follows:

“Release Price” means, with respect to each Release Site, the amount specified for such Release Site in Exhibit J.

(p)	Release Site. A new defined term “Release Site” is hereby added as follows:

“Release Site” has the meaning given such term in Section 2.10.

(q)	Second Extended Maturity Date. The defined term “Second Extended Maturity Date” is hereby deleted and replaced in its entirety with the following:

“Second Extended Maturity Date” means July 31, 2014.

(r)	Second Extension Appraised Value. A new defined term “Second Extension Appraised Value” is hereby added as follows:

“Second Extension Appraised Value” means the sum of (i) the then-current appraised “as-is” value of the Office Parcel (including the improvements located thereon), (ii) the then-current appraised “as-is” value of any other improved real property encumbered by the lien of the Deed of Trust and (iii) the then-current appraised “as-is” bulk value of any unimproved land encumbered by the Deed of Trust.

(s)	Undeveloped Property. A new defined term “Undeveloped Property” is hereby added to the Loan Agreement as follows:

“Undeveloped Property” means all of the Property encumbered by the Deed of Trust, as of the date of determination, with the exception of the Office Parcel.

4.2	Partial Release. Section 2.10 of the Loan Agreement is hereby deleted and replaced in its entirety, with the following:

“2.10	PARTIAL RELEASE OF LIEN. At any time prior to the Maturity Date, Lender shall, at Borrower’s request, issue a partial release of any legal parcel encumbered by the Deed of Trust (with the exception of the Office Parcel) (a “Release Site”) from the lien of the Deed of Trust in accordance with the terms and provisions set forth herein; provided, however, that prior to or simultaneously with each such partial release of liens, all of the following conditions shall be satisfied:

(a)	No Default shall have occurred and be continuing under the Loan Documents, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(b)	Lender shall have received any and all sums then due and owing under the Loan Documents together with all escrow, closing and recording costs, the costs of preparing and delivering such partial release of lien and the cost of any title insurance endorsements required by Lender, including, without limitation, an endorsement pursuant to Procedural Rule P-9b(3) of the Basic Manual of Rules, Rates and Forms for the writing of Title Insurance in the State of Texas;

(c)	Lender shall have received evidence satisfactory to Lender that: (i) the Release Site and the portion of the Property and Improvements which shall remain encumbered by the Deed of Trust are each legal parcels lawfully created in compliance with all subdivision laws and ordinances and, at Borrower’s sole cost, Lender shall have received any title insurance endorsements or other evidence to that effect requested by Lender; and (ii) the portion of the Property and Improvements which shall remain encumbered by the Deed of Trust have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Lender’s sole opinion, for the anticipated development, improvement and operation thereof;

(d)	For each Release Site, Lender shall have received the applicable Release Price;

(e)	Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issues to any surety, governmental agency or any other party in connection with the Loan and/or the Property and Improvements;

(f)	Lender shall have received evidence satisfactory to Lender that any tax or assessment which constitutes a lien against the Property and Improvements has been properly allocated between the Release Site and the portion of the Property and Improvements which shall remain encumbered by the Deed of Trust;

(g)	The Loan-to-Value Ratio of the Property and Improvements which shall remain encumbered by the Deed of Trust (with “value” determined (i) on or before the First Extended Maturity Date, in accordance with the definition of “First Extension Appraised Value” and (ii) after the First Extended Maturity Date, in accordance with the definition of the “Second Extension Appraised Value”, in each case pursuant to a written appraisal, not more than 90 days old, obtained by Lender, at Borrower’s cost, and prepared in accordance with the requirements of the Comptroller of the Currency) shall not exceed seventy-five percent (75%);

(h)	In lieu of satisfying the Loan-to-Value Ratio requirement in clause (g) above, Borrower may request that Lender appraise only the Undeveloped Property (excluding the Release Site) in order to confirm whether or not the Appraised Land Ratio exceeds fifty percent (50%). If the Appraised Land Ratio (as determined pursuant to a written appraisal, not more than 90 days old, obtained by Lender, at Borrower’s cost, and prepared in accordance with the requirements of the Comptroller of the Currency ) exceeds fifty percent (50%), then Borrower shall elect to either (i) repay such portion of the Loan as will reduce the Appraised Land Ratio to fifty percent (50%) or (ii) satisfy the Loan-to-Value Ratio requirement of clause (g) above. If Borrower elects to proceed in accordance with clause (ii) in the immediately preceding sentence, then Borrower shall have no obligation to repay any amount pursuant to this clause (h); provided, however, that if the Loan-to-Value Ratio of the Property exceeds seventy-five percent (75%), then Borrower shall be required to repay such amount of the outstanding principal balance of the Loan as will reduce the Loan-to-Value Ratio to not greater than seventy-five percent (75%). Following the appraisal of the Property pursuant to Borrower’s election to proceed in accordance with clause (ii) above, Borrower shall have no right to reduce the Appraised Land Ratio in lieu of satisfying the Loan-to-Value Ratio requirement in clause (g) above and shall in all events be required to satisfy clause (g) above. Any amounts repaid may not be reborrowed; and

(i)	Borrower shall have paid the Equity Contribution; provided, however, that Borrower may pay the Equity Contribution concurrently with the release of a Release Site in order to satisfy the foregoing if Borrower has not paid the Equity Contribution as of the date of Borrower’s request to release a Release Site. Any amounts so paid shall be deemed paid on account of the Equity Contribution payments required pursuant to Section 2.14. Any amounts repaid may not be reborrowed.

Neither the acceptance of any payment nor the issuance of a partial release of lien by Lender shall affect Borrower’s obligation to repay all amounts owing under the Loan Documents.”

4.3	First Option to Extend. Section 2.12 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“2.12	FIRST OPTION TO EXTEND. Borrower shall have the option to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)	Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend at least forty-five (45) days prior to the Original Maturity Date;

(b)	As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, and as of the Original Maturity Date, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the First Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender;

(d)	Guarantor shall have confirmed that it remains in compliance with the financial covenants in the Guaranty;

(e)	On the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of one quarter of one percent (0.25%) of the total commitment amount of the Loan (whether disbursed or undisbursed), as determined on the Original Maturity Date;

(f)	At Lender’s option, Lender shall have received, at Borrower’s expense, a written appraisal dated within 90 days of the Original Maturity Date and prepared in conformance with the requirements of the Comptroller of the Currency confirming to the satisfaction of Lender that the Loan-to-Value Ratio (with “value” deemed to be the First Extension Appraised Value) does not exceed seventy-five percent (75%); provided, however, if the Loan-to-Value Ratio exceeds seventy-five percent (75%), then Borrower may pay down the outstanding principal balance of the Loan in an amount sufficient to reduce the Loan-to-Value Ratio to an amount not greater than seventy-five percent (75%). Any amounts repaid may not be reborrowed;

(g)	As of the Original Maturity Date, the undisbursed commitment amount of the Loan, together with any Borrower’s Funds on deposit in the Borrower’s Funds Account, shall be sufficient, as determined by Lender in its discretion, to (i) pay, through completion, all costs of development, construction, marketing and sale or leasing of the Property and Improvements in accordance with the Loan Documents; (ii) pay all sums which may accrue under the Loan Documents prior to the First Extended Maturity Date; and (iii) enable Borrower to perform and satisfy all of the covenants to be performed by Borrower under the Loan Documents; provided, however, that if the sum of the undisbursed commitment amount of the Loan, together with any Borrower’s Funds on deposit in the Borrower’s Funds Account, is insufficient to satisfy the foregoing obligations, then Borrower may deposit additional funds into the Borrower’s Funds Account in order to satisfy such requirement. If Borrower deposits additional Borrower’s Funds in accordance with the foregoing, then prior to the disbursement of any proceeds of the Loan, Lender shall revise Exhibit C to reflect, by line item, the actual application by Borrower of amounts for such line item and the appropriate adjustment to the Disbursement Budget and Disbursement Plan called for as a result thereof, and such revised Exhibit C shall be deemed to replace the version of Exhibit C attached to the Loan Agreement immediately prior to such revision without the taking of any further action by Lender or Borrower;

(h)	Lender shall have received a Down-Date Endorsement pursuant to Procedural Rule P-9b(4), and the other endorsements amending the mechanic’s lien and materialmen’s lien coverage and, if applicable, deleting the pending disbursements clause pursuant to Procedural Rule P-8b(2), and, if applicable, a Form T38 Endorsement pursuant to Procedural Rule P-9b(3) to the Title Policy in form and content satisfactory to Lender; and

(i)	The fraction, expressed as a percentage, calculated by dividing the Adjusted Net Operating Income of the Property and Improvements by the outstanding principal balance of the Loan, as of the Original Maturity Date, shall be at least eight percent (8.00%); provided, however, if such percentage is less than eight percent (8.00%), then Borrower may pay down the outstanding principal balance of the Loan in an amount sufficient to satisfy the foregoing requirement. Notwithstanding the definition of Adjusted Net Operating Income, for purposes of determining compliance with this clause (i), Lender may elect, in its sole and absolute discretion, to include projected revenues and expenses relating to leases entered into by Borrower with third-party tenants that would not otherwise be included for purposes of calculating Adjusted Net Operating Income as a result of the fact that the tenants thereunder had not been paying rent for some or all of the period prior to the Reference Date. Any amounts repaid may not be reborrowed.

Except as modified by the First Option to Extend, the terms and condition of this Agreement and the other Loan Documents, as modified and approved by Lender, shall remain unmodified and in full force and effect.”

4.4	Second Option to Extend. Section 2.13 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“2.13	SECOND OPTION TO EXTEND. Borrower shall have the option to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)	Borrower shall provide Lender with written notice of Borrower’s request to exercise the Second Option to Extend at least forty-five (45) days prior to the First Extended Maturity Date;

(b)	As of the date of Borrower’s delivery of notice of request to exercise the Second Option to Extend, and as of the First Extended Maturity Date, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Second Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender;

(d)	Guarantor shall have confirmed that it remains in compliance with the financial covenants in the Guaranty;

(e)	On the First Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount of one quarter of one percent (0.25%) of the total commitment amount of the Loan (whether disbursed or undisbursed), as determined on the First Extended Maturity Date;

(f)	At Lender’s option, Lender shall have received a written appraisal dated within 90 days of the First Extended Maturity Date and prepared, at Borrower’s expense, in conformance with the requirements of the Comptroller of the Currency confirming to the satisfaction of Lender that the Loan-to-Value Ratio (with “value” deemed to be the Second Extension Appraised Value) does not exceed seventy-five percent (75%); provided, however, if the Loan-to-Value Ratio exceeds seventy-five percent (75%), then Borrower may pay down the outstanding principal balance of the Loan in an amount sufficient to reduce the Loan-to-Value Ratio to an amount not greater than seventy-five percent (75%). Any amounts repaid may not be reborrowed;

(g)	Lender shall have received a Down-Date Endorsement pursuant to Procedural Rule P-9b(4), and the other endorsements amending the mechanic’s lien and materialmen’s lien coverage and, if applicable, deleting the pending disbursements clause pursuant to Procedural Rule P-8b(2), and, if applicable, a Form T38 Endorsement pursuant to Procedural Rule P-9b(3) to the Title Policy in form and content satisfactory to Lender;

(h)	Lender shall have received and approved evidence that tenants (pursuant to written lease agreements approved by Lender or otherwise in compliance with the terms of this Agreement and in conformance with the most recent appraisal [specifically, with respect to rental rate, Concessions and term]) lease at least ninety percent (90%) of the aggregate net rentable area of the Office Buildings. At Lender’s option, Lender shall have the right to receive, at Borrower’s expense, an updated appraisal for purposes of determining Borrower’s compliance with the foregoing;

(i)

The fraction, expressed as a percentage, calculated by dividing the Adjusted Net Operating Income of the Property and Improvements by the outstanding principal balance of the Loan, as of the First Extended Maturity Date, shall be at least eight and sixty-five hundredths percent (8.65%); provided, however, if such percentage is less than eight and sixty-five hundredths percent (8.65%), then Borrower may pay down the outstanding principal balance of the Loan in an amount sufficient to satisfy the foregoing requirement. Notwithstanding the definition of Adjusted Net Operating Income, for purposes of determining compliance with this clause (i), Lender may elect, in its sole and absolute discretion, to include projected revenues and expenses relating to leases entered into by Borrower with third-party tenants that would not otherwise be included for purposes of calculating Adjusted Net Operating Income as a result of the fact that the tenants thereunder had not been paying rent for some or all of the period prior to the Reference Date. Any amounts repaid may not be reborrowed; and

(j)	As of the First Extended Maturity Date, the undisbursed commitment amount of the Loan, together with any Borrower’s Funds on deposit in the Borrower’s Funds Account, shall be sufficient, as determined by Lender in its discretion, to (i) pay, through completion, all costs of development, construction, marketing and sale or leasing of the Property and Improvements in accordance with the Loan Documents; (ii) pay all sums which may accrue under the Loan Documents prior to the Second Extended Maturity Date; and (iii) enable Borrower to perform and satisfy all of the covenants to be performed by Borrower under the Loan Documents; provided, however, that if the sum of the undisbursed commitment amount of the Loan, together with any Borrower’s Funds on deposit in the Borrower’s Funds Account, is insufficient to satisfy the foregoing obligations, then Borrower may deposit additional funds into the Borrower’s Funds Account in order to satisfy such requirement. If Borrower deposits additional Borrower’s Funds in accordance with the foregoing, then prior to the disbursement of any proceeds of the Loan, Lender shall revise Exhibit C to reflect, by line item, the actual application by Borrower of amounts for such line item and the appropriate adjustment to the Disbursement Budget and Disbursement Plan called for as a result thereof, and such revised Exhibit C shall be deemed to replace the version of Exhibit C attached to the Loan Agreement immediately prior to such revision without the taking of any further action by Lender or Borrower.

Except as modified by the Second Option to Extend, the terms and condition of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.”

4.5	Additional Equity Contribution. Section 2.14 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

2.14	ADDITIONAL EQUITY CONTRIBUTIONS. Borrower shall repay the following portions of the outstanding principal amount of the Loan on the dates specified (the cumulative amount, equal to $7,750,000, being referred to as the “Equity Contribution”). Borrower shall not receive a credit against the following required repayments for any Release Price previously paid and any amounts repaid may not be reborrowed:

(a)	$3,875,000 on November 15, 2009;

(b)	$1,291,667 on January 31, 2010;

(c)	$1,291,666 on June 30, 2010; and

(d)	$1,291,667 on December 31, 2010.

4.6	Derivative Documents. The following is hereby added to the Loan Agreement as a new Section 9.13:

“9.13	DERIVATIVE DOCUMENTS. If Borrower purchases from Lender any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) in connection with the Loan, Borrower shall, upon receipt from Lender, execute promptly all documents evidencing such transaction, including without limitation the ISDA Master Agreement, the Schedule to the ISDA Master Agreement and the ISDA Confirmation.”

4.7	Defaults. Sections 11.1(r), (s), (t) and (u) are hereby deleted and replaced in their entirety with the following:

(r)	Default Under Guaranty. The occurrence of a default beyond the expiration of any applicable notice and cure periods under any guaranty now or hereafter executed in connection with the Loan, including, without limitation, any Guarantor’s failure to perform any covenant, condition or obligation thereunder.

(s)	Default Under Unsecured Indemnity Agreement. The occurrence of a default beyond the expiration of any applicable notice and cure periods under either or both of those certain Hazardous Materials Indemnity Agreements (Unsecured) executed by Thomas Properties Group, Inc., a Delaware corporation and Thomas Properties Group, L.P., a Maryland limited partnership, each as Indemnitor, in favor of Lender, and dated June 11, 2007 (as amended), including, without limitation, either such Indemnitor’s failure to perform any covenant, condition or obligation thereunder.

(t)	Default in Compliance with Financial Covenants. The failure of Borrower or any Guarantor to satisfy any financial covenant described in the Loan Agreement or under the Guaranty.

(u)	Default Under Swap. The occurrence of a default by Borrower beyond the expiration of any applicable notice and cure periods or a termination event with respect to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Lender in connection with the Loan.

(v)	Pledge of Interests in Borrower. The pledge or encumbrance by Thomas Properties Group, L.P., a Maryland limited partnership, of all or any portion of its interest in TPG-New FP GP, LLC, a Delaware limited liability company and/or the pledge or encumbrance by TPG-New FP GP, LLC of all or any portion of its interest in Borrower.”

4.8	Legal Description. The legal description of the Property attached as Exhibit A to the Loan Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

4.9	Financial Requirements Analysis. The Financial Requirements Analysis attached to the Loan Agreement as Exhibit C is hereby deleted and replaced, in its entirety, with Exhibit C attached hereto.

4.10	Disbursement Plan. The Disbursement Plan attached to the Loan Agreement as Exhibit D is hereby deleted and replaced, in its entirety, with Exhibit D attached hereto.

4.11	Release Prices. Exhibit J attached hereto is hereby added as a new Exhibit J to the Loan Agreement.

4.12	Documents. Each reference in the Loan Documents to the Note shall refer to the Amended Note (as amended, restated or replaced from time to time), each reference in the Loan Documents to the Deed of Trust shall mean the Amended Deed of Trust (as amended, restated or replaced from time to time), and each reference in the Loan Documents to the Property shall mean the Property, as described in Exhibit A attached hereto.

5.	INTERIM TEST.

(a)	As of January 31, 2011, sixty-five percent (65%) of the aggregate net rentable area of the Office Buildings shall be leased (pursuant to written lease agreements approved by Lender or otherwise in compliance with the terms of the Loan Agreement) to third-party tenants who are not in default under their respective leases, at rental rates which meet or exceed the greater of (i) pro forma rental rates (taking into account any Concessions) specified in the most recent appraisal of the Property and Improvements and (ii) a weighted average rental rate (taking into account Concessions) of $16 per square foot (“Leased”). If Borrower fails to satisfy the foregoing, then Borrower shall, on or before February 15, 2011, deposit into a blocked account (the “Interest Disbursement Account”) in the name of Borrower (which account is hereby pledged to Lender as additional collateral for the Loan), the Interest Deposit. For purposes hereof:

“Interest Deposit” shall mean an amount equal to one and one-half (1.5) times the Annual Expected Interest Charge minus the sum of (i) Pro Forma Net Operating Income plus (ii) any funds remaining in the budget attached to the Loan Agreement as Exhibit C which are allocated for interest expense, if any.

“Pro Forma Net Operating Income” means Gross Operating Income expected to be generated from the Property and Improvements for the immediately following 18-month period (without giving credit for rents due from tenants in material default under their respective leases) minus Permitted Operating Expenses expected to be incurred by Borrower for such period, each as determined by Lender, in its discretion.

“Annual Expected Interest Charge” means the Average LIBO Rate plus 3.50% multiplied by the then outstanding principal balance of the Loan.

“Average LIBO Rate” means, as of the date of determination, the average daily LIBO Rate (as defined in the Amended Note) for the immediately preceding thirty (30) days.

(b)	If, as of January 31, 2011, less than thirty-five percent (35%) of the aggregate net rentable area of the Office Buildings is Leased, then in addition to depositing the Interest Deposit into the Interest Disbursement Account as required above, Borrower shall, at the same time that it deposits funds into the Interest Disbursement Account, be required to repay a portion of the outstanding principal amount of the Loan, in an amount equal to $2,000,000. Any amounts repaid may not be reborrowed.

(c)	Funds deposited into the Interest Disbursement Account shall be disbursed by Lender for interest expense in accordance Section 10 of the disbursement plan attached to the Loan Agreement as Exhibit D, and all funds in the Interest Disbursement Account shall have been disbursed before any Loan proceeds are disbursed for interest expense.

6.	FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Lender all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Lender.

7.	HAZARDOUS MATERIALS. Without in any way limiting any other provision of this Agreement, Borrower expressly reaffirms as of the date hereof, and continuing hereafter: (i) each and every representation and warranty in the Loan Documents respecting “Hazardous Materials”; and (ii) each and every covenant and indemnity in the Loan Documents respecting “Hazardous Materials”.

8.	ACKNOWLEDGMENT BY BORROWER. Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to Lender pursuant to the terms of the Amended Note; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of Lender’s acts or omissions with respect to the Property, the Loan Documents or Lender’s performance under the Loan Documents or with respect to the Property; (v) the representations and warranties contained in the Loan Documents are true and correct representations and warranties of Borrower and third parties, as of the date hereof; and (iv) Lender is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Lender of Lender’s obligations under the terms and provisions of the Loan Documents. To the extent Borrower now has any claims, offsets, defenses or counterclaims against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, same are hereby forever irrevocably waived and released in their entirety.

9.	NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

10.	MISCELLANEOUS. This Agreement and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of Texas, except if preempted by federal law. In any action brought or arising out of this Agreement or the Loan Documents, Borrower, and the general partners and joint venturers of Borrower, hereby consent to the jurisdiction of any federal or state court having proper venue within the State of Texas and also consent to the service of process by any means authorized by Texas or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

11.	INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

12.	EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.	INTEREST PROVISIONS.

13.1

Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender’s exercise of the option to accelerate the maturity of the note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the note and/or the Related Indebtedness (or, if the note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the note has been paid in full before the end of the stated term of the note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by the note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

13.2	Definitions. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the note and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Note.

13.3	Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

14.	WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES BORROWER’S RIGHTS UNDER THE PROVISIONS OF CHAPTER 17, SUBCHAPTER E, SECTION 17.41 THROUGH 17.63 INCLUSIVE OF THE TEXAS BUSINESS AND COMMERCE CODE, GENERALLY KNOWN AS THE “DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT,” A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER’S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. IT IS THE INTENT OF LENDER AND BORROWER THAT THE RIGHTS AND REMEDIES WITH RESPECT TO THIS TRANSACTION SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT. THE WAIVER SET FORTH HEREIN SHALL EXPRESSLY SURVIVE THE TERMINATION OF THE REFERENCED TRANSACTION. BORROWER REPRESENTS AND WARRANTS TO LENDER THAT BORROWER (i) IS A BUSINESS CONSUMER, (ii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THE SUBJECT TRANSACTION, (iii) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE SUBJECT TRANSACTION, AND (iv) HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL (WHO WAS NOT, DIRECTLY OR INDIRECTLY, IDENTIFIED, SUGGESTED OR SELECTED BY LENDER OR LENDER’S AGENTS) IN CONNECTION WITH THE REFERENCED TRANSACTION.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kenya Williams
Name:	KENYA WILLIAMS
Its:	ASSISTANT VICE PRESIDENT

“BORROWER”

NEW TPG-FOUR POINTS, L.P., a Texas limited partnership

By:	TPG-New FP GP, LLC a Delaware limited liability company, its General Partner

	By:	Thomas Properties Group, L.P., a Maryland limited partnership, its Manager

		By:	Thomas Properties Group, Inc., d/b/a TP-Thomas Properties Group, Inc. a Delaware corporation, its General Partner

			By:	/s/ John R. Sischo
			Name:	JOHN R. SISCHO
			Its:	Executive Vice President

Signature Page – Second Modification Agreement

Exhibit A

Loan No. 104470

EXHIBIT A – DESCRIPTION OF PROPERTY

Exhibit A to the Loan Agreement between New TPG-Four Points, L.P., a Texas limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated June 11, 2007.

All that certain real property located in the County of Travis, Texas, described as follows:

Tract One: Lots Four (4), Five (5) and Six (6), Block “A”; Lots Two (2) Four (4), Five (5) and Six (6), Block “B”; and Lot One (1), Block “C”, of FOUR POINTS CENTRE P.U.D., a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Document No. 200200080, as corrected under Document No. 2004185158 of the Official Public Records of Travis County, Texas.

Tract Two: Easements created by Declaration of Covenants, Restrictions, and Easements for Four Points Centre dated as of March 3, 1998, as recorded under Volume 13131, Page 3100 of the Real Property Records of Travis County, Texas, as supplemented and/or amended by instruments recorded under Volume 13381, Page 68, Real Property Records of Travis County, Texas; and Document No.(s) 2000175226, 2000092820, 2000175361, 2000140712, 2000175362, 2000175227, 2000204920, 2000091243, 2000091244, 2004023085, and 2008143477 all of the Official Public Records of Travis County, Texas.

Tract Three: Easements created by Declaration of Easements and Restrictive Covenants Regarding the Maintenance of a Regional Stormwater Detention Pond for Four Points Centre Planned Unit Development dated September 26, 2000, as recorded under Document No. 2000164665 of the Official Public Records of Travis County, Texas; Four Points Regional Detention Pond Construction and Maintenance Agreement dated December 14, 2000, as recorded under Document No. 2001074400 of the Official Public Records of Travis County, Texas, as amended by instrument(s) recorded under Document Nos. 2001074401 and 2004023087 of the Official Public Records of Travis County, Texas.

Tract Four: Joint Use Drive and Access and Landscaping Easement appurtenant to Lot 2, Block “B”, FOUR POINTS CENTRE P.U.D., over, upon and across Lot 1, Block “B”, FOUR POINTS CENTRE P.U.D., Lot(s) 3 and 3-A, Block A and Lot(s) 1 and 1-A, Block “B”, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 100, Page 309 of the Plat Records of Travis County, Texas, as created and defined in documents recorded in Volume 13103, Page 161, Volume 13126, Page 536 and Volume 13131, Page 3172 of the Real Property Records of Travis County, Texas.

Tract Five: Easement(s) appurtenant to Lot 2, Block “B”, FOUR POINTS CENTRE P.U.D. out of and a part of Lots 1 and 2, Block “A”, FOUR POINTS CENTRE OUTPARCEL ONE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100068 of the Official Public Records of Travis County, Texas, and Lot 3, Block “B”, FOUR POINTS CENTRE P.U.D., a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200200080 and corrected by Document No. 2004185158 of the Official Public Records of Travis County, Texas, and being more particularly described and defined in that certain Operation and Easement Agreement between Target Corporation and TPG Four Points Land L.P. and recorded under Document No. 2004023090 of the Official Public Records of Travis County, Texas.

Tract Six: Ingress and egress easement across portions of Lots 3 and 4, Block “B”, FOUR POINTS CENTRE P.U.D., a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200200080 and corrected by Document No. 2004185158 of the Official Public Records of Travis County, Texas, said easement being more particularly described and defined in that certain Declaration of Easements and Restrictions recorded under Document No. 2003203099 of the Official Public Records of Travis County, Texas, and being more particularly described and defined in that certain Operation and Easement Agreement between Target Corporation and TPG Four Points Land L.P. and recorded under Document No. 2004023090 of the Official Public Records of Travis County, Texas.

Tract Seven: Being 1.280 acres of land, more or less, out of the ALEX DUNLAP SURVEY NO. 805, in Travis County, Texas, being the same tract as described in Document No. 2004203573 of the Official Public Records of Travis County, Texas, being more particularly described by metes and bounds in Exhibit “A-1” attached hereto and made a part hereof.

Exhibit A

Loan No. 104470

Tract Eight: Being 2.059 acres of land, more or less, out of the ALEX DUNLAP SURVEY NO. 805, in Travis County, Texas, being the same tract as described in Document No. 2004203573 of the Official Public Records of Travis County, Texas, being more particularly described by metes and bounds in Exhibit “A-2” attached hereto and made a part hereof.

Exhibit A-1

Loan No. 104470

Exhibit A-2

Loan No. 104470

Exhibit C

Loan No. 104470

EXHIBIT C – FINANCIAL REQUIREMENTS ANALYSIS

Exhibit C to the Loan Agreement between New TPG-Four Points, L.P., a Texas limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated June 11, 2007.

BORROWER		Column A Costs to Complete	Column B Loan Budget Remaining	Column C Borrower’s Funds Remaining
1	Land Costs
2	Construction Costs Of Improvements	$125,000.00
3	Tenant Improvement ($30.00/sf)	$7,595,160.13
4	Contractor’s Fees	$—
5	Offsite Costs	$—
6	Architect & Engineering	$—
7	Government Fees (permits, bonds, etc.)	$—
8	Operating costs during construction (job supervision, utilities, etc.)	$36,749.53
9	Landlord Provided TI Materials (lights, ceiling tiles, grid, adv. commissioning)	$278,649.52
10	Other:
	a.

11	TOTAL HARD COSTS (Lines 2 - 10)	$8,035,559.18	$—	$—

12	Interest during Loan	$2,206,686.29
13	Taxes during Loan	$663,460.51
14	Insurance During Loan	$—
15	Financing / Legal / Closing Costs / Other Expenses	$248,850.89
16	Promotion & Advertising / Other	$250,000.00
17	Lease Commission Expense	$1,293,848.61
18	Organization Expenses (Developer Overhead)	$—
19	Contingency 3% (Soft or Hard Costs)	$—
20	Other:	$—
	a. LEED Consultant	$—
	b. Testing & Inspection	$—
	c. Space Planning	$30,502.51

21	TOTAL SOFT COSTS (Lines 12 -20)	$4,693,348.81	$10,776,408.69	$1,952,499.30

22	CUMULATIVE TOTALS (Lines 1, 11, 21)	$12,728,907.99	$10,776,408.69	$1,952,499.30

Exhibit D

Loan No. 104470

EXHIBIT D – DISBURSEMENT PLAN

Exhibit D to the Loan Agreement between New TPG-Four Points, L.P., a Texas limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated June 11, 2007.

1.

Timing of Disbursement. Unless another provision of this Agreement specifies otherwise, on or about the fifth (5th) day of each month, or at such other times as Lender may approve or determine more appropriate, Borrower shall submit to:

                                         Wells Fargo Bank, National Association

                                         Los Angeles Loan Center

                                         2120 East Park Place, Suite 100

                                         El Segundo, CA 90245

                                         Attention: Disbursement Administrator

a written itemized statement, signed by Borrower (“Application for Payment”) setting forth:

1.1	a description of the work performed, material supplied and/or costs incurred or due for which disbursement is requested with respect to any line item (“Item”) shown in the Financial Requirement Analysis attached as Exhibit C to this Agreement;

1.2	the total amount incurred, expended and/or due for each requested Item less prior disbursements; and

1.3	Each Application for Payment by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all the conditions precedent to a disbursement specified in this Agreement.

Lender shall disburse the requested disbursement amount within fifteen (15) Business Days after receipt of each Application for Payment, subject to Lender’s determination that the conditions to disbursement described in this Exhibit D and in the Loan Agreement have been satisfied.

2.	Lender’s Right to Condition Disbursements. Lender shall have the right to condition any disbursement upon Lender’s receipt and approval of the following:

2.1	the Application for Payment and an itemized requisition for payment of Items 2, 3, 8 and 9 shown in the Disbursement Budget (“Hard Costs”);

2.2	bills, invoices, documents of title, vouchers, statements, payroll records, receipts and any other documents evidencing the total amount expended, incurred or due for any requested Items;

2.3	evidence of Borrower’s use of a lien release, joint check and voucher system acceptable to Lender for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant;

2.4	architect’s, Lender’s third party inspecting contractor and/or engineer’s periodic certifications of the construction that has been completed and its conformance to the Plans and Specifications and governmental requirements based upon any such architect’s, Lender’s third party inspecting contractor and/or engineer’s periodic physical inspections of the Property and Improvements;

2.5	waivers and releases of any mechanics’ lien, equitable lien claim or other lien claim rights;

2.6	evidence of Borrower’s compliance with the provisions of the Articles and Sections of this Agreement entitled Article 4 Construction and, based on a certificate of compliance delivered by Borrower to Lender, Section 6.1 Authority/Enforceability;

2.7	a written release executed by any surety to whom Lender has issued or will issue a set-aside letter and/or any public entity or agency which is a beneficiary under any instrument of credit or standby letter of credit which Lender has issued or will issue with respect to the Loan;

Exhibit D

Loan No. 104470

2.8	valid, recorded Affidavit of Commencement and Affidavit of Completion for the Improvements or any portions of the Improvements for which an Affidavit of Commencement and Affidavit of Completion may be recorded under applicable law and within the applicable time as herein provided;

2.9	Certificate of Substantial Completion from the Architect and Engineer, if any, prior to the final retention disbursement of Hard Costs, as applicable; or, in the event Borrower requests a disbursement of the final sums due to a subcontractor under a subcontract, evidence of the full completion of the work required of such subcontractor under the applicable subcontract (including without limitation, a conditional lien waiver executed and sworn to by such subcontractor) and evidence of the subcontractor’s satisfaction of all other terms and provisions of the subcontract, subject to the limitations described in paragraph 3 below;

2.10	any other document, requirement, evidence or information that Lender may request under any provision of the Loan Documents, including without limitation, the documents, evidence and information described in Article 3 entitled Disbursement;

2.11	evidence that any goods, materials, supplies, fixtures or other work in process for which disbursement is requested have been incorporated into the Improvements;

2.12	Upon Lender’s request, Lender shall have received a Down-Date Endorsement or other title report dated within five (5) days of the requested disbursement from the Title Company showing no state of facts objectionable to Lender (including, without limitation, a showing that title to the Property is vested in Borrower and that no claim for mechanics’ or materialmen’s liens has been filed against the Property or Improvements). Borrower acknowledges that the approval process described in this paragraph 2.12 may result in disbursement delays and Borrower hereby consents to all such delays.

2.13	Borrower agrees that Lender shall not be obligated to disburse any proceeds of the Loan until such time as Lender has disbursed $1,952,499.30 of Borrower’s Funds currently deposited with Lender (and otherwise complied with the terms and provisions of Section 3.1(e) of this Agreement). Prior to the disbursement of any proceeds of the Loan, Lender shall revise Exhibit C and Exhibit D to reflect, by line item, the actual application of Borrower’s Funds and the appropriate adjustments to the Disbursement Budget and Disbursement Plan called for as a result thereof, and such revised Exhibit C and Exhibit D shall be deemed to replace the versions of Exhibit C and Exhibit D attached to the Loan Agreement immediately prior to such revision without the taking of any further action by the Lender or the Borrower.

3.	Periodic Disbursement of Construction Costs. As construction progresses, the portion of the Disbursement Budget initially totaling $125,000.00 shall be periodically disbursed to or for the benefit or account of Borrower for the Construction Costs Item as follows: Lender shall disburse 100% of each disbursement request submitted by Borrower for Construction Costs Items provided that the disbursement requests reflect (in Lender’s reasonable determination) that Borrower is withholding 10% of the sums due to the applicable subcontractor as retainage. Upon a subcontractor’s completion of all work required of such subcontractor in its applicable subcontract, Lender’s receipt and review of evidence of the full completion of the work required of such subcontractor under the applicable subcontract (including without limitation, a conditional lien waiver executed and sworn to by such subcontractor) and evidence of the subcontractor’s satisfaction of all other terms and provisions of the subcontract, Lender may disburse to or for the benefit or account of Borrower the retainage withheld by Borrower for such work, subject to the maximum disbursement limitation contained in the following sentence. Lender shall only be obligated to disburse up to ninety-five percent (95%) of the maximum amount allocated for Construction Cost Items, less prior disbursements, pursuant to this paragraph 3 (unless otherwise approved by Lender), and the remaining five percent (5%) (“Retention”) shall be disbursed to or for the benefit or account of the Borrower upon the later to occur of (i) thirty (30) days after the filing of the Affidavit of Completion herein contemplated if same is filed within ten (10) days after completion of construction of the Improvements in accordance with the Plans and Specifications and governmental requirements, or (ii) if such Affidavit of Completion is not filed within ten (10) days after completion of construction of the Improvements in accordance with the Plans and Specifications and governmental requirements, then upon the date of filing such Affidavit of Completion. Notwithstanding the foregoing, upon Borrower’s request and Lender’s approval thereof, Lender may, at its option, disburse 100% of the disbursement request for the final 50% of the work required under a subcontract without requiring evidence of Borrower’s withholding of retainage for such work, provided retainage has been withheld by Borrower for the first 50% of the work required under the subcontract.

Exhibit D

Loan No. 104470

4.	Periodic Disbursement of Tenant Improvement Costs. The portion of the Disbursement Budget initially totaling $7,595,160.13 shall be periodically disbursed to or for the benefit or account of the Borrower for Tenant Improvements up to the maximum of the lower of $40.00 per square foot or the actual cost per square foot of completed Tenant Improvements for space which has been leased to tenants pursuant to executed leases as required in this Agreement, less prior disbursements. Notwithstanding the foregoing, Lender hereby agrees that the $40.00 per square foot limit in the previous sentence shall not be applicable to disbursements for Tenant Improvement costs relating to the lease between Borrower and THQ, Inc., dated June 8, 2009 (the “THQ Lease”). Rather, disbursements for Tenant Improvements relating to the THQ Lease shall not exceed the lesser of (i) $56.00 per square foot or (ii) the actual cost per square foot of completed Tenant Improvements for the space subject to the THQ Lease.

5.	Periodic Disbursement of General Conditions. The portion of the Disbursement Budget initially totaling $36,749.53 shall be periodically disbursed to or for the benefit or account of the Borrower for the payment of Operating Costs during construction.

6.	Landlord-Provided TI Materials. The portion of the Disbursement Budget initially totaling $278,649.52 shall be periodically disbursed to or for the benefit or account of the Borrower for the payment of the costs of materials purchased by Borrower for tenants, which materials are to be integrated into the spaces occupied by such tenants.

7.	Periodic Disbursement of Interest Reserve. Subject to the requirements of that certain Section of this Agreement entitled Income to be Applied to Debt Service, the portion of the Disbursement Budget initially totaling $2,206,686.29, allocated as an Interest Reserve, shall be periodically disbursed directly to Lender for the payment of interest which accrues and becomes due under the Note. Lender is hereby authorized to charge the Loan and Borrower’s Funds Account directly for such interest payments when due. Lender shall provide Borrower with a monthly interest statement. Depletion of the Interest Reserve shall not release Borrower from any of Borrower’s obligations under the Loan Documents including, without limitation, payment of all accrued and due interest and the deposit of Borrower’s Funds with Lender pursuant to Section 3.1 (b) of this Agreement.

8.	Periodic Disbursement of Taxes. The portion of the Disbursement Budget initially totaling $663,460.51, shall be periodically disbursed to or for the benefit or account of the Borrower for the payment of Taxes incurred during the Loan term as Taxes become due and payable.

9.	Periodic Disbursement of Financing/Legal/Closing Costs/Other Expenses. The portion of the Disbursement Budget initially totaling $248,850.89 shall be periodically disbursed to or for the benefit or account of the Borrower for the payment of Financing/Legal/Closing Costs/Other Expenses incurred in connection with the Loan. Lender is hereby authorized to charge the Loan and Borrower’s Funds Account directly for such fees, including Appraisal Fee, Costing Fee, Inspection Fee, Environmental Fee, Legal Fees, UCC filing fees and/or UCC vendor fees, Flood Certification Fee and Tax Contract Fee, as they become due. Lender shall provide Borrower with statements for all fees incurred. Depletion of funds in this category shall not release Borrower from any of Borrower’s obligations under the Loan Documents, including but not limited to paying fees incurred in connection with the Loan pursuant to that certain Section of this Agreement entitled Expenses and depositing Borrower’s Funds with Lender pursuant to Section 3.1 (b) of this Agreement. Lender shall notify Borrower of the amount of all non-recurring expenses and, upon the request of Borrower, deliver copies of all invoices and reasonable supporting documentation in Lender’s possession relating to such non-recurring expenses.

10.	Periodic Disbursement of Promotion and Advertising. The portion of the Disbursement Budget initially totaling $250,000.00, shall be periodically disbursed into the Account or to or for the benefit or account of the Borrower for the payment of Promotion and Advertising Expenses.

11.	Periodic Disbursement of Lease Commission Expense. The portion of the Disbursement Budget initially totaling $1,293,848.61, shall be periodically disbursed to or for the benefit or account of the Borrower for the payment of Lease Commission Expense incurred during the term of the Loan up to a maximum amount equal to or less than the sum which, when converted to a percentage of the total Lease Commission Expense, equals the percentage of the total rentable square feet of the Improvements leased to tenants pursuant to written leases as of the date of disbursement.

Exhibit D

Loan No. 104470

12.	Periodic Disbursement of Space Planning. The portion of the Disbursement Budget initially totaling $30,502.51, shall be periodically disbursed into the Account or to or for the benefit or account of the Borrower for the payment of costs and expenses associated with Space Planning.

Loan No. 104470

EXHIBIT J – RELEASE PRICES

Exhibit J to the Loan Agreement between New TPG-Four Points, L.P., a Texas limited partnership, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated June 11, 2007.

Parcel	Site Square Footage	Release Price
A-5	233,917	$697,360
A-4	223,463	$308,775
A-6	784,080	$1,828,040
B-4	346,738	$444,360
B-5	375,487	$435,160
B-6	414,256	$430,100
C-1	430,373	$1,055,700
Craven (12)	88,862	$355,005
Troutman (13)	55,757	$310,500

SFI-617335v11